Exhibit 10.1

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

THIRD AMENDMENT

TO REVOLVING NOTE

THIS THIRD AMENDMENT TO REVOLVING NOTE (“Third Amendment”) is made as of March 10, 2008, by and among EFJ, Inc., a Delaware corporation, E. F. Johnson Company, a Minnesota corporation, Transcrypt International, Inc., a Delaware corporation, and 3e Technologies International, Inc., a Maryland corporation (jointly and severally, the “Borrower”) and Bank of America, N.A., a national banking association (the “Lender”).

RECITALS

A.	Borrower is obligated to Lender with respect to that certain Revolving Note dated as of November 15, 2002, as modified by that certain First Amendment to Revolving Note dated as of September 13, 2004, and as further modified by that certain Second Amendment to Revolving Note dated as of July 11, 2006, made payable by Lender to Borrower in the maximum principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00)(the “Revolving Note”).

B.	The Revolving Note evidences the Borrower’s obligations to repay advances of principal made by the Lender under a Revolving Line of Credit Loan Agreement and Security Agreement, dated as of November 15, 2002, as amended by that certain First Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of September 13, 2004, and as further amended by that certain Second Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of July 11, 2006, and as further amended by that certain Third Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of March 7, 2007. (the “Original Loan Agreement”). The Revolving Note is governed, in part, by certain provisions of the Original Loan Agreement.

C.	The Original Loan Agreement has been further amended by that certain Fourth Amendment to Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security between Borrower and Lender, of even date herewith (the Original Loan Agreement, as so modified, being referred to hereafter as the “Loan Agreement”) to, among other things, (1) to provide for the waiver of certain financial covenants as they apply for Borrower’s fiscal quarter ending December 31, 2007, (2) to amend certain existing financial covenants and to add two additional financial covenants, (3) to revise the interest rate in effect for principal amounts advanced under the Revolving Note, and (4) for certain other purposes, as more fully set forth therein.

D.	Borrower and Lender desire to amend the Revolving Note to, among other things, revise the interest rate in effect under the Revolving Note.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used in this Third Amendment but not defined herein have the meanings ascribed to them in the Revolving Note.

2.	Interest. Section 1 of the Note entitled “Interest” is hereby deleted in its entirety and restated as follows:

“1.	Interest. Commencing as of the date hereof, interest on the principal balance outstanding from time to time shall accrue at a fluctuating annual rate equal to the “LIBOR-Based Rate” (as hereinafter defined). The LIBOR-Based Rate is equal to the “LIBOR Rate” (as hereinafter defined) in effect from time to time plus the applicable “LIBOR Margin” (as defined below). The “LIBOR Rate” means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent.

LIBOR	Rate = London Inter-Bank Offered Rate
(1.0 - Reserve Percentage)

“London Inter-Bank Offered Rate” means the average per annum interest rate at which U.S. dollar deposits would be offered for an “Interest Period” of one (1) month by major banks in the London inter-bank market, as shown on the Telerate Page 3750 (or any successor page) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the Interest Period. If such rate does not appear on the Telerate Page 3750 (or any successor page), the rate for that Interest Period will be determined by such alternate method as reasonably selected by Lender. A “London Banking Day” is a day on which Lender’s London Banking Center is open for business and dealing in offshore dollars. “Reserve Percentage” means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages. The first day of the Interest Period must be a day other than a Saturday, or a Sunday on which Lender is open for business in New York and London and dealing in offshore dollars (a “LIBOR Banking Day”). The last day of the Interest Period and the actual number of days during the Interest Period will be determined by Lender using the practices of the London inter-bank market. Absent manifest error, the Lender’s certificate to the Borrower stating the LIBOR Rate for each Interest Period shall be conclusive.

The “LIBOR Margin” shall mean 2.00% from March 10, 2008 through March 31, 2009, After March 31, 2009, “LIBOR Margin” shall be based on the Borrower’s ratio of “Debt” (as defined in the Loan Agreement (as defined below)) to “EBITDA” (as defined in the Loan Agreement), and is the applicable annual rate of interest shown in the Performance Pricing Grid set forth below.

The rate at which interest shall accrue under this Note may change immediately upon any change at the commencement of each Interest Period (if the London Inter-Bank Offered Rate has changed) and/or upon any change in the LIBOR Margin.

If the LIBOR Rate is discontinued or unavailable, interest on the outstanding principal balance shall accrue at the “Prime Rate” (as hereafter defined) plus the applicable “Prime Margin” (as defined below). The “Prime Rate” is a fluctuating rate announced by the Lender from time to time, in the Lender’s sole discretion, as the Lender’s Prime Rate. Changes in the Prime Rate will be effective, without prior notice, as of the date any change is announced. The Prime Rate is a reference rate only; it is not necessarily the most favorable rate of interest that the Lender charges to any borrower or class of borrowers. The “Prime Margin” shall mean 2.25% from March 10, 2008 through March 31, 2009, After March 31, 2009, “Prime Margin” shall be based on the Borrower’s ratio of Debt to EBITDA, and is the applicable annual rate of interest shown in the Performance Pricing Grid set forth below.

Performance Pricing Grid means the following table (applicable after March 31, 2009):

	Level 1	Level 2	Level 3	Level 4
Debt/ EBITDA	Ratio >2.50x	2.50 > Ratio >2.25	2.25 > Ratio > 1.00	Ratio < 1.00x
LIBOR +	1.75%	1.50%	1.25%	1.00%
Prime Rate +	2.00%	1.75%	1.50%	1.25%

All interest payable under the terms of this Note shall be calculated by applying a daily interest rate, determined by multiplying the outstanding principal balance by the applicable annual interest rate and dividing the resulting product by 360, to the actual number of days principal is outstanding.”

3.	Reaffirmation of terms; no offsets or defenses. Except as modified by this Third Amendment, the Revolving Note remains in full force and effect and unmodified. Borrower warrants and represents that it has no offsets or defenses to its obligations under the Revolving Note, as modified by this Third Amendment.

4.

Confession of judgment. The Borrower hereby appoints or reappoints (as the case may be) Joseph P. Corish and Jennifer A. Brust, and each of them, as the Borrower’s true and lawful attorney-in-fact, for the Borrower, in the Borrower’s name, place and stead, to confess judgment against the Borrower, following the occurrence of an Event of Default, in the office of the Clerk of the Circuit Court of Montgomery County, Maryland, for the outstanding principal balance owing under the Revolving Note, as amended hereby, together with interest, late payment charges, court costs, and attorneys fees of Fifteen Percent (15%) of the then outstanding principal balance, hereby ratifying and confirming the acts of said attorney-in-fact as if done by the Borrower. Notwithstanding the amount confessed for attorneys fees, Lender agrees that enforcement of the judgment for such attorneys fees so confessed shall not exceed the amount of fees and expenses actually charged by counsel for Lender for services rendered by counsel in connection with the confession of such judgment and the collection of the sums owing by Borrower to Lender. The Borrower consents to immediate execution of any such confessed judgment and waives the benefit of any exemption laws. Any provisions set forth hereafter regarding arbitration of disputes between the Borrower and the Lender shall not be deemed to limit Lender’s right to have the attorneys-in-fact named in this paragraph confess judgment against the Borrower in favor of the Lender following the occurrence of an Event of Default.

5.	Arbitration. Provisions of the Loan Agreement specifying that certain disputes between the Borrower and the Lender shall be resolved by binding arbitration are incorporated by reference into the Revolving Note as modified by this Third Amendment and shall have the same force and effect as if fully set forth in the Revolving Note as modified by this Third Amendment.

6.	Lender consent. Lender has executed this Third Amendment for the sole purpose of evidencing its consent hereto, and not for the purpose of becoming liable on the Revolving Note as a co-maker, endorser or guarantor.

(Signatures and Notary Acknowledgments on following pages)

(SIGNATURES AND NOTARY ACKNOWLEDGMENTS ON FOLLOWING PAGES)

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Fourth Amendment under seal as of the day and year first hereinabove set forth.

EFJ, INC., a Delaware corporation

By:	/S/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

State of Texas                     )

County of Dallas                 ) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 11th day of March, 2008.

[SEAL]	/S/ Amy M. Frits
Notary Public

My commission expires: 11/07/09

My registration number: 12548867-6

E. F. JOHNSON COMPANY, a Minnesota corporation

By:	/S/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

State of Texas                     )

County of Dallas                 ) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 11th day of March, 2008.

[SEAL]	/S/ Amy M. Frits
Notary Public

My commission expires: 11/07/09

My registration number: 12548867-6

TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation

By:	/S/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

State of Texas                     )

County of Dallas                 ) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 11th day of March, 2008.

[SEAL]	/S/ Amy M. Frits
Notary Public

My commission expires: 11/07/09

My registration number: 12548867-6

3e TECHNOLOGIES INTERNATIONAL, INC., a Maryland Corporation

By:	/S/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

State of Texas                     )

County of Dallas                 ) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 11th day of March, 2008.

[SEAL]	/S/ Amy M. Frits
Notary Public

My commission expires: 11/07/09

My registration number: 12548867-6

BANK OF AMERICA

By:	/s/ Michael J. Landini	(SEAL)
Name:	Michael J. Landini
Title:	Senior Vice President

State of                             )

County of                          ) To Wit:

Acknowledged before me by Michael J. Landini as Senior Vice President of Bank of America, N.A., this 11th day of March, 2008.

[SEAL]
Notary Public

My commission expires:

My registration number: